Exhibit 99.5

Excerpts of additional information shared with prospective investors in connection with the Offering

Risks related to the Acquisition

The following summarizes risks related to the Company’s acquisition of Sierra Wireless (the “Acquisition”), including certain additional risks to which Sierra Wireless is subject and to which Semtech would become subject following the consummation of the Acquisition.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and may not be reflective of our operating results or financial condition following completion of the Acquisition.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. Further, our actual results and financial position after the Acquisition may differ materially and adversely from the pro forma information.

The unaudited pro forma condensed combined financial information has been prepared with the assumption that we will be identified as the acquirer under U.S. generally accepted accounting principles and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The unaudited pro forma condensed combined financial information has not been prepared in accordance with, and does not include all adjustments required by, Article 11 of Regulation S-X.

The Processing of user data (including personal information) could give rise to liabilities or additional costs as a result of laws, governmental regulations and mobile network operator and other customer requirements or differing views of individuals’ privacy rights.

Certain of Sierra Wireless’s products and services as well as the operation of our businesses involves the collection, use, processing, disclosure, transmission and storage (“Processing”) of a large volume of data (including personal information). Numerous state, federal and international laws, rules and regulations govern the Processing of personal information and can expose us to third party claims, enforcement actions and investigations by regulatory authorities, and potentially result in regulatory penalties, significant legal liability and harm to our reputation if our compliance efforts fail or are perceived to fail.

For example, the European Union General Data Protection Regulation ("GDPR") became effective on May 25, 2018. Failure to comply with the GDPR may result in fines of up to the greater of 20 million Euros or 4% of a company’s annual global revenue. Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”) also imposes strict requirements for Processing personal information that applies to our business operations. And in the United States, a number of states have enacted or have proposed to enact state privacy laws. For example, the California Consumer Privacy Act ("CCPA") became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered businesses to provide new disclosures to California residents and provide such individuals ways to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that is expected to increase data breach litigation. Additionally, in November 2020, California voters passed the California Privacy Rights and

Enforcement Act of 2020 (“CPRA”), which goes into effect on January 1, 2023. The CPRA further expands the CCPA with additional data privacy compliance requirements that may impact our business, and establishes a regulatory agency dedicated to enforcing those requirements. A determination that we have violated any of these or other privacy or data protection laws could result in significant damage awards, fines and other penalties that could, individually or in the aggregate, materially harm our business and reputation.

Furthermore, the interpretation of privacy and data protection laws in a number of jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from jurisdiction to jurisdiction. Complying with these varying state, federal and international requirements could cause us to incur additional costs and change our business practices. In addition, because our products and services are sold and used worldwide, we may be required to comply with laws and regulations in countries or states where we have no local entity, employees, or infrastructure.

We could also be adversely affected if legislation or regulations are expanded to require changes in our products, services or business practices, if governmental authorities in the jurisdictions in which we do business interpret or implement their legislation or regulations in ways that negatively affect our business or if end users or others allege that their personal information was misappropriated, for example, because of a defect or vulnerability in our products or services or if we experience a data breach. If we are required to allocate significant resources to modify our products, services or our existing security procedures for the personal information that our products and services Process, our business, results of operations and financial condition may be adversely affected.

In addition, despite our efforts to protect our systems and the data (including personal information) Processed thereby, we cannot assure you that we or our service providers will not suffer a data breach or compromise, that hackers or other unauthorized parties will not gain access to personal information or other data, or that any such data compromise or access will be discovered or remediated on a timely basis. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to class action or derivative action lawsuits, which if decided against us, could require us to pay substantial judgments, settlements or other penalties.

In addition to being subject to litigation in the ordinary course of business, we may be subject to class actions, derivative actions and other securities litigation and investigations, as well as other categories of litigation such as intellectual property infringement-related litigation that could have a material impact on our business. If the Acquisition is consummated, we will also become subject to any such matters involving Sierra Wireless’s business. We expect that this type of litigation will be time consuming, expensive and will distract us from the conduct of our daily business. It is possible that we will be required to pay substantial judgments, settlements or other penalties and incur expenses that could have a material adverse effect on our operating results, liquidity or financial position. Expenses incurred in connection with these lawsuits, which include substantial fees of lawyers and other professional advisors and our obligations to indemnify officers and directors who may be parties to such actions, could materially adversely affect our reputation, operating results, liquidity or financial position. Furthermore, we do not know with certainty if any of this type of litigation and resulting expenses will be fully or even partially covered by our insurance. In addition, these lawsuits may cause our insurance premiums to increase in future periods.

If the Acquisition is consummated, we will depend on mobile network operators to promote and offer acceptable wireless data services.

Certain of Sierra Wireless’s products and its wireless connectivity services can only be used over wireless data networks operated by third parties. If the Acquisition is consummated, our business and future growth will depend, in part, on the successful deployment by mobile network operators of next generation wireless data networks and appropriate pricing of wireless data services. We will also depend on successful strategic relationships with our mobile network operator partners to provide direct or indirect roaming services onto their networks and our operating results and financial condition could be harmed if they increase the price of their services or experience operational issues with their networks. In certain cases, our mobile network operator partners may also offer services that compete with our Internet of Things (“IoT”) services business.

Competition from new or established IoT, cloud services and wireless services companies or from those with greater resources may prevent us from increasing or maintaining our market share following the consummation of the Acquisition and could result in price reductions and/or loss of business with resulting reduced revenues and gross margins.

The market for IoT products and services is highly competitive and rapidly evolving. If the Acquisition is consummated, we expect to experience the impact of intense competition on the businesses we acquire from Sierra Wireless, including:

•	competition from more established and larger companies with strong brands and greater financial, technical and marketing resources or companies with different business models;

•	business combinations or strategic alliances by our competitors which could weaken our competitive position;

•	introduction of new products or services by us that put us in direct competition with major new competitors;

•	existing or future competitors who may be able to respond more quickly to technological developments and changes and introduce new products or services before we do; and

•	competitors who may independently develop and patent technologies and products that are superior to ours or achieve greater acceptance due to factors such as more favorable pricing, more desired or better-quality features or more efficient sales channels.

If we are unable to compete effectively with our competitors' pricing strategies, technological advances and other initiatives, we may lose customer orders and market share and we may need to reduce the price of our products and services, resulting in reduced revenue and reduced gross margins. In addition, new market entrants or alliances between customers and suppliers could emerge to disrupt the markets in which we operate through disintermediation of our modules business or other means. There can be no assurance that we will be able to compete successfully and withstand competitive pressures.

If the Acquisition is consummated, we would become subject to additional government laws and regulations, which could result in increased costs and inability to sell our products and services.

Sierra Wireless’s products and services are subject to laws and regulations in the United States, Canada, the European Union and other regions in which Sierra Wireless operates. Following the consummation of the Acquisition, from time to time in the ordinary course we may be required to obtain regulatory approvals or licenses in order to sell certain products and services.

For example, in the United States the Federal Communications Commission regulates many aspects of communications devices and services. In Canada, similar regulations are administered by the Innovation, Science and Economic Development Canada and the Canadian Radio-television and Telecommunications Commission. European Union directives provide comparable regulatory guidance in Europe. Further, regulatory requirements may change, or we may not be able to receive approvals, registrations or licenses from jurisdictions in which we may desire to sell products and services in the future. In addition, many laws and regulations are still evolving and being tested in courts and by regulatory authorities and could be interpreted in ways that could harm our business.

The application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. Because laws and regulations have continued to develop and evolve rapidly, it is possible that we or our products or services may not be, or may not have been, compliant with each applicable law or regulation. Compliance with applicable laws and regulations may impose substantial costs on our business, and if we fail to comply we may be subject to regulatory and civil liability, additional costs (including fines), reputational harm, and in severe cases, may be prevented from selling our products and services in certain jurisdictions, all of which could materially and adversely affect our business, financial position, results of operation, and cash flows.

Sources and uses of funds

The following table summarizes the estimated sources and uses of proceeds in connection with the Acquisition, as if all of the transactions to be consummated in connection with the Acquisition had occurred on July 31, 2022. The amounts set forth in the table and in the accompanying footnotes are subject to adjustment and may differ from the actual amounts of such sources and uses depending on several factors, including differences from our estimation of fees and expenses. You should read the following together with the information included in Exhibit 99.4 to the Current Report on Form 8-K of which this Exhibit 99.5 forms a part, under the heading “Unaudited pro forma condensed combined financial information.”

	(Dollars in millions)		(Dollars in millions)
Sources of Funds:		Uses of Funds:
Notes offered hereby(1)	$250	Acquisition purchase price(4)	$1,286
New Term Loan(2)	895	Repayment of existing debt of Sierra Wireless(5)	57
Revolving Credit Facility(3)	75	Estimated fees and expenses, including convertible note hedge transactions(6)	105
Cash and cash equivalents of the Company (as of July 31, 2022)	362	Additional Sierra Wireless compensation payments(7)	29
Cash and cash equivalents of Sierra Wireless (as of June 30, 2022)	127	Cash to the Company’s balance sheet(8)	232
Totals	$1,709		$1,709

(1)	Includes the principal amount of the notes offered hereby (without giving effect to the initial purchaser’s option to purchase additional notes), without deducting the initial purchaser’s discount and commissions.

(2)	On September 26, 2022, we obtained commitments for an $895 million term loan facility under our existing senior credit facilities (the "New Term Loan"), and intend to borrow all $895.0 million committed in connection with the consummation of the Acquisition.

(3)	The borrowing capacity of the revolving credit facility under our senior credit facilities (the "Revolving Credit Facility") is $600.0 million. As of July 31, 2022, we had $173.0 million outstanding under the Revolving Credit Facility and $427.0 million of undrawn borrowing capacity. In connection with the consummation of the Acquisition, we intend to draw an additional $75.0 million under the Revolving Credit Facility.

(4)	Reflects the total consideration to be paid to shareholders and certain equity award holders of Sierra Wireless in the Acquisition at the price per share of $31.00.

(5)	Reflects the repayment of $57.0 million outstanding under existing Sierra Wireless debt facilities (including its Senior Credit Agreement, Subordinate Credit Agreement and Standby Letter of Credit Facility Agreement), each of which will be terminated upon consummation of the Acquisition.

(6)	Reflects our estimate of fees and expenses associated with the Acquisition, including the initial purchaser’s discounts and commissions and fees and expenses related to this offering, fees payable in connection with the New Term Loan, the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants under the warrant transactions), advisory fees, other Acquisition costs and professional fees. For purposes of this estimation, we have estimated that we will use approximately $21 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants under the warrant transactions), as described under the heading “Description of the convertible note hedge and warrant transactions.” Such estimated amount with respect to the cost of the convertible note hedge transactions is included for illustrative purposes only, and the actual amount of net proceeds used to pay the cost of the convertible note hedge transactions may differ. Does not reflect the use of any net proceeds to pay the cost of any additional convertible note hedge transactions if the initial purchaser’s option to purchase additional notes is exercised.

(7)	Reflects additional change of control and compensation payouts that will be triggered in connection with the Acquisition. Includes approximately $7 million of payments that are expected to be made in March 2023 (assuming the Acquisition has been consummated by such time).

(8)	Does not reflect any cash generated by or used in operating activities and/or for working capital requirements after the respective historical balance sheet dates indicated for the Company and Sierra Wireless under the caption “Sources of Funds.” As such, the actual amount of cash to the Company's balance sheet at closing of the Acquisition could differ materially from the amount indicated.